                 PHYSICAL BEAUTY & FITNESS HOLDINGS LIMITED
TrustNet Cahmbers, P.O. box 3444, Road Town, Torotola, British Virgin
                                    Islands

March 27, 1997

Mr. Luk Ngai Keung
Present
-------

Dear Sir,

Re: Outstanding balances

Physical Beauty & Fitness Holdings Limited and its subsidiary companies as detailed in the appendix ("the Group") made certain advances to you during the previous years. As of December 31, 1996, the total outstanding balance of these advances was amounting to HK$16,451,064.42.

It is now agreed that an interest calculated at the prime rate as at March 27, 1997 over the outstanding balance of these advances will be charged with effect from January 1, 1997.

It is further agreed that the total amount will be settled by you according to the following schedule:



No. of Installment    Due Date      Balance b/f     Interest      Repayment     Balance c/f
-------------------   ----------   -------------   ----------   ------------   -------------
                                             HK$          HK$            HK$             HK$
        0                      -   16,451,064.42   354,937.35             -    16,806,001.77
        1             Jun 30, 97   16,806,001.77   366,624.08   2,300,000.00   14,872,625.85
        2             Sep 30, 97   14,872,625.55   328,012.71   2,300,000.00   12,900,638.56
        3             Dec 31, 97   12,900,638.56   284,520.93   2,300,000.00   10,885,159.49
        4             Mar 31, 98   10,885,159.49   234,851.04   2,300,000.00    8,820,010.53
        5             Jun 30, 98    8,820,010.53   192,409.13   2,300,000.00    6,712,419.66
        6             Sep 30, 98    6,712,419.66   148,041.04   2,300,000.00    4,560,460.70
        7             Dec 31, 98    4,560,460.70   100,580.02   2,300,000.00    2,361,040.72
        8             Mar 31, 99    2,361,040.72    50,940.26   2,411,980.98              -




Please confirm your acceptance of the above terms by signing the duplicate of this letter and returning it to us.


Yours faithfully                            Accepted and Agreed by:

For and on behalf of
PHYSICAL BEAUTY & FITNESS HOLDINGS LIMITED


/s/ Luk Ngai Keung                          /s/ Luk Ngai Keung
----------------------------------          -----------------------------
Luk Ngai Keung                              Luk Ngai Keung
Sole Director



                                       Witness by:  /s/ authorized signatory
                                       -------------------------------------